                                POWER-OF-ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ralph Lauren, Michael Newman and Nancy A. Platoni Poli, and each of them, such person's true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for such person and in such person's name, place and stead, in any and all capacities to sign any and all amendments to the Annual Report on Form 10-K for the fiscal year ended March 28, 1998 of Polo Ralph Lauren Corporation, and to file the same with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and things requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

           SIGNATURE                                        TITLE(S)                            DATE
/s/ Ralph Lauren                             Chairman of the Board of  Directors and       June 26, 1998
-------------------------------                       Chief Executive Officer (Principal
Ralph Lauren                                          Executive Officer)

/s/ Michael J. Newman                        Vice Chairman of the Board of                 June 26, 1998
-------------------------------                    Directors and Chief Operating
Michael J. Newman                                  Officer

/s/ Nancy A. Platoni Poli                    Senior Vice President and Chief               June 26, 1998
-------------------------------                    Financial Officer (Principal
Nancy A. Platoni Poli                              Financial and Accounting Officer)

/s/ Frank A. Bennack, Jr.                    Director                                      June 26, 1998
-------------------------------
Frank A. Bennack, Jr.

/s/ Richard A. Friedman                      Director                                      June 26, 1998
-------------------------------
Richard A. Friedman

/s/ Allen Questrom                           Director                                      June 26, 1998
-------------------------------
Allen Questrom

/s/ Terry S. Semel                           Director                                      June 26, 1998
-------------------------------
Terry S. Semel

/s/ Peter Strom                              Director                                      June 26, 1998
-------------------------------
Peter Strom